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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       FIRST INTERNATIONAL BANCORP, INC.


     FIRST INTERNATIONAL BANCORP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that (i) the original Certificate of Incorporation of First Regional Bancorp, Inc. was filed by the Corporation with the Secretary of State of Delaware on August 9, 1985, (ii) the original Restated Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of State of Delaware on May 21, 1986, (iii) this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, and (iv) the Restated Certificate of Incorporation restates, integrates and further amends the Corporation's current Restated Certificate of Incorporation, as heretofore amended, to read in its entirety as follows:

     FIRST.  The name of the Corporation is FIRST INTERNATIONAL BANCORP, INC.

     SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent at such address is Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation is to have a prepetual existence.

     FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 14,000,000, consisting solely of:

     12,000,000 shares of common stock, $.10 par value per share ("Common
                Stock"); and

     2,000,000 shares of preferred stock, $.10 par value per share ("Preferred
               Stock").

     Upon filing of this Amended and Restated Certificate of Incorporation, each share of Common Stock issued and outstanding or held in treasury as of July 14, 1997, shall be changed into three and one-half shares (3.5) of fully paid and non-assessable shares of Common Stock.
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     The following is a statement of the powers, designations, preferences, privileges, and relative, participating, optional, and other special rights of the Preferred Stock and Common Stock, respectively:

     1. PREFERRED STOCK. The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more other series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

          (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable with respect to shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of
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conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or series;

          (i) the conditions or restrictions, if any, to be effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

          (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

          The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated to any one or more series of Preferred Stock pursuant to this Section 1. Different series of Preferred Stock shall not be construed to constitute different classes of stock for purposes of voting by classes unless expressly so provided in the resolution or resolutions adopted by the Board of Directors creating or establishing any such series of Preferred Stock. No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

          At such time as no shares of any series of Preferred Stock that may be issued from time to time remain issued and outstanding, including without limitation because all of such shares have been converted into shares of Common Stock in accordance with this Restated Certificate of Incorporation, all authorized shares of such series of Preferred Stock, automatically and without further actions, shall be reclassified as authorized but unissued shares of
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undesignated Preferred Stock of no particular class or series, and any and all of such shares may thereafter be issued by the Board of Directors of the Company in one or more series, and the terms of any such series may be determined by the Board of Directors, as provided in this Section 1.

     2.   COMMON STOCK

     2.1. Increase or Decrease in Authorized Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

     2.2. Voting Rights. Except as otherwise required by law, and subject to the voting rights provided to the holders of any series of Preferred Stock, the holders of Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder.

     2.3. Dividend, Liquidation and Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock or of any other class or series of stock ranking senior to the Common Stock upon liquidation of the specific preferential amounts which they are entitled to receive upon such liquidation.


     FIFTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

          (a) The Board of Directors shall have the power and authority to adopt, amend or repeal any or all of the By-Laws of the Corporation,
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     subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Restated Certificate of Incorporation, by law, or by the By-Laws.

          (b) A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the Delaware General Corporation Law for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

          (c) Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. Meetings of the Board of Directors and stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SIXTH. Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting. Subject to the right, if any, of the holders of any series of Preferred Stock to call special meetings of stockholders of the Corporation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, a majority of the total number of directors which the Corporation would have if there were no vacancies, or by the holders of record of at least 30% of the outstanding shares of Common Stock.

     SEVENTH. (a) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director in his capacity as a director; provided, however, that a director shall be liable to the extent provided by applicable law (i) for the breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or
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a knowing violation of law, (iii) pursuant to Section 174 of the Delaware
General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

          (b) The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (c) Expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall be ultimately determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (d) No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the obligation of the Corporation to pay in advance expenses incurred by an officer or director of the Corporation in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.
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     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of
Incorporation to be signed by its President and attested by its Secretary this 8th day of July, 1997.

                                 FIRST INTERNATIONAL BANCORP, INC.



                                 By /s/ Brett N. Silvers
                                   -------------------------------
                                   Brett N. Silvers
                                   Chairman and President

ATTEST:


/s/ Leslie A. Galbraith
-----------------------------
Name:  Leslie A. Galbraith
Title: Secretary